UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) November 1, 2007
BioScrip, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28740	05-0489664
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Clearbrook Road, Elmsford, New York		10523
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code (914) 460-1600

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EX-10.1: AMENDMENT TO RESTATED EMPLOYMENT AGREEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On November 1, 2007, BioScrip, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the restated employment agreement between the Company and Richard H. Friedman (the “Executive”). Under the terms of the Amendment, subsection 3.7 of the restated employment agreement, which provided that that any compensation payable by the Company to the Executive that would not be deductible by the Company as a result of the limitations of Section 162(m) of the Internal Revenue Code be deferred to and become payable in the next subsequent taxable year of the Company in which such compensation would be deductible for Federal tax purposes by the Company taking into account the limitations of Section 162(m), was deleted. The Amendment was ratified, confirmed and approved by the Company’s Compensation Committee on November 9, 2007.
     The foregoing summary is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed with this report as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.     The following information is furnished as an exhibit to this Current Report:

Exhibit No.	Description of Exhibit

10.1	Amendment to Restated Employment Agreement between BioScrip, Inc. and Richard H. Friedman

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: November 9, 2007	BIOSCRIP, INC.

	By:	/s/ Barry A. Posner

Barry A. Posner,
EVP, Secretary and General Counsel

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